Exhibit 99.1
Saia, Inc. Reports Second Quarter 2009 Results
Revenues were $218 million, a decrease of 21% from prior year quarter
JOHNS CREEK, GA. — July 24, 2009 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported second quarter 2009 results.
Second Quarter 2009 Compared to Second Quarter 2008 Results from Continuing Operations
•	Revenues were $218 million, a decrease of 21 percent from the prior year quarter.

•	Operating loss was $0.4 million compared to operating income of $10.9 million in the prior year quarter.

•	Losses per share were $0.13 vs. earnings per share of $0.46 in the prior year quarter. The prior year quarter included recognition of an alternative fuel tax credit related to prior periods of $0.10 per share.

•	Operating ratio was 100.2 vs. 96.1 in the prior year quarter.

•	LTL tonnage was down 6.2 percent from the prior year quarter as LTL shipments per workday were down 3.0 percent with a 3.4 percent decrease in weight per shipment.

•	LTL yield was down 14.5 percent from the prior year quarter primarily due to the impact of reduced fuel surcharges and competitive pricing.
“Second quarter margins deteriorated compared to the prior year quarter reflecting tonnage and yield declines. This is due to the weak shipping environment and lower yields impacted by increasingly competitive pricing pressure. In addition, self insured costs for health care and accident severity resulted in higher expense in the second quarter of 2009. We continue to address the current challenging environment by taking aggressive actions to control costs and improve productivity through focused engineered initiatives,” said Rick O’Dell, president and chief executive officer.
“On April 1, 2009, the Company implemented a reduction in compensation equal to ten percent of salary for the leadership team and a five percent wage reduction for hourly, linehaul and salaried employees in operations, maintenance and administration. Strong execution resulted in improvement in all key productivity metrics while continuing to deliver 97 percent on-time service.
“While our results remain challenged by the overall economy, we continue to focus on Saia specific initiatives and take prudent actions to successfully navigate through this difficult environment. We believe that Saia is well positioned to take advantage of any future industry consolidations and improvements in the economy. In the meantime, Saia’s dedicated employees remain focused on cost efficiencies to improve profits while providing strong customer service,” O’Dell said.

Year to Date 2009 Compared to Year to Date 2008 Results from Continuing Operations
•	Revenues were $425 million compared to $525 million in the prior year period.

•	Operating loss was $7.9 million compared to operating income of $12.9 million in the prior year period.

•	Net loss was $8.0 million compared to net income of $5.4 million in the prior year period.

•	Losses per share were $0.60 compared to earnings per share of $0.40 in the prior year period.
Financial Position and Capital Expenditures
Total debt was $116.3 million at June 30, 2009. Net of the Company’s $10.4 million cash balance at quarter-end, net debt to total capital was 37.5 percent. This compares to total debt of $136.4 million at December 31, 2008.
Net capital expenditures for the first six months of 2009 were $4 million. This compares to $20 million in the prior year period. The Company is planning net capital expenditures in 2009 of approximately $10 million. This reduced level is due to the uncertain economic environment and will be reevaluated as tonnage improves.
Conference Call
The Company will hold a conference call to discuss these results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls and using conference ID #19324977. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through July 31, 2009. The replay is available by dialing 1-800-642-1687 or 706-645-9291.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 148 terminals, Saia employs 7,400 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Saia, Inc. Second Quarter 2009 Results

All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); the possibility that a reduction of our credit rating would result in an increase in interest rates; integration risks; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of company-specific performance improvement initiatives; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,422	$27,061
Accounts receivable, net	96,733	93,691
Prepaid expenses and other	43,354	35,282

Total current assets	150,509	156,034

PROPERTY AND EQUIPMENT:
Cost	616,625	615,212
Less: accumulated depreciation	277,431	259,410

Net property and equipment	339,194	355,802

OTHER ASSETS	5,571	3,916

Total assets	$495,274	$515,752

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$42,798	$46,572
Wages and employees’ benefits	39,754	28,148
Other current liabilities	38,848	43,262
Current portion of long-term debt	17,500	28,899

Total current liabilities	138,900	146,881

OTHER LIABILITIES:
Long-term debt, less current portion	98,750	107,500
Deferred income taxes	50,584	50,584
Claims, insurance and other	30,465	27,215

Total other liabilities	179,799	185,299

SHAREHOLDERS’ EQUITY:
Common stock	14	14
Additional paid-in capital	175,071	174,079
Deferred compensation trust	(2,710)	(2,757)
Retained earnings	4,200	12,236

Total shareholders’ equity	176,575	183,572

Total liabilities and shareholders’ equity	$495,274	$515,752

Saia, Inc.
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2009	2008	2009	2008

OPERATING REVENUE	$218,433	$276,050	$424,535	$525,380

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	125,679	136,871	253,314	270,218
Purchased transportation	17,505	21,704	31,366	40,688
Fuel, operating expenses and supplies	47,734	79,940	93,220	146,413
Operating taxes and licenses	8,862	9,083	17,852	18,046
Claims and insurance	9,063	7,474	16,674	16,919
Depreciation and amortization	9,991	10,375	20,022	20,542
Operating gains, net	(2)	(267)	(61)	(299)

Total operating expenses	218,832	265,180	432,387	512,527

OPERATING INCOME (LOSS)	(399)	10,870	(7,852)	12,853

NONOPERATING EXPENSES:
Interest expense	2,514	3,102	5,316	6,288
Other, net	(75)	(30)	(54)	67

Nonoperating expenses, net	2,439	3,072	5,262	6,355

INCOME (LOSS) BEFORE INCOME TAXES	(2,838)	7,798	(13,114)	6,498
Income tax expense (benefit)	(1,091)	1,593	(5,078)	1,127

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,747)	6,205	(8,036)	5,371
Loss from discontinued operations, net	—	(872)	—	(872)

NET INCOME (LOSS)	$(1,747)	$5,333	$(8,036)	$4,499

Average common shares outstanding — basic	13,344	13,290	13,345	13,294

Average common shares outstanding — diluted	13,344	13,484	13,345	13,480

Basic earnings (loss) per share-continuing operations	$(0.13)	$0.47	$(0.60)	$0.40
Basic loss per share-discontinued operations	—	(0.07)	—	(0.07)

Basic earnings (loss) per share	$(0.13)	$0.40	$(0.60)	$0.34

Diluted earnings (loss) per share-continuing operations	$(0.13)	$0.46	$(0.60)	$0.40
Diluted loss per share-discontinued operations	—	(0.06)	—	(0.06)

Diluted earnings (loss) per share	$(0.13)	$0.40	$(0.60)	$0.33

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

	2009	2008

OPERATING ACTIVITIES:
Net cash provided by operating activities — continuing operations	$9,734	$30,823
Net cash provided by operating activities — discontinued operations	—	717

Net cash provided by operating activities	9,734	31,540

INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,949)	(20,614)
Proceeds from disposal of property and equipment	584	994

Net cash used in investing activities	(4,365)	(19,620)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	25,000
Repayment of long-term debt	(20,250)	(38,011)
Payment of debt issuance costs	(1,758)	—

Net cash used in financing activities	(22,008)	(13,011)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,639)	(1,091)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	27,061	6,656

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,422	$5,565

Saia, Inc.
Financial Information
For the Quarters Ended June 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2009	2008	Change	2009	2008	Change

Workdays					64	64

Operating ratio		100.2	96.1

F/S Revenue	LTL	204,632	255,352	(19.9)	3,197.4	3,989.9	(19.9)
	TL	13,801	20,698	(33.3)	215.6	323.4	(33.3)
	Total	218,433	276,050	(20.9)	3,413.0	4,313.3	(20.9)

Revenue excluding	LTL	204,882	255,696	(19.9)	3,201.3	3,995.2	(19.9)
revenue recognition	TL	13,817	20,726	(33.3)	215.9	323.9	(33.3)
adjustment	Total	218,699	276,422	(20.9)	3,417.2	4,319.1	(20.9)

Tonnage	LTL	903	963	(6.2)	14.11	15.05	(6.2)
	TL	161	203	(20.7)	2.51	3.16	(20.7)
	Total	1,063	1,165	(8.7)	16.62	18.21	(8.7)

Shipments	LTL	1,683	1,735	(3.0)	26.29	27.10	(3.0)
	TL	23	27	(17.0)	0.35	0.43	(17.0)
	Total	1,705	1,762	(3.2)	26.65	27.53	(3.2)

Revenue/cwt.	LTL	11.35	13.28	(14.5)
	TL	4.30	5.12	(15.9)
	Total	10.28	11.86	(13.3)

Revenue/shipment	LTL	121.74	147.41	(17.4)
	TL	610.95	760.63	(19.7)
	Total	128.23	156.89	(18.3)

Pounds/shipment	LTL	1,073	1,110	(3.4)
	TL	14,204	14,867	(4.5)
	Total	1,247	1,323	(5.7)